Exhibit 99.1

Contacts:  For media - Dan McCarthy, 610-774-5758
           For financial analysts - Tim Paukovits, 610-774-4124
           PPL Corporation
           Two North Ninth St.
           Allentown, PA 18101
           Fax 610-774-5281

        PPL EXCEEDS SECOND-QUARTER CONSENSUS ESTIMATE FOR CORE EARNINGS,
        ----------------------------------------------------------------
    REAFFIRMS $3.30 TO $3.50 PER SHARE EARNINGS FORECAST FROM CORE OPERATIONS
    -------------------------------------------------------------------------

     ALLENTOWN, Pa. (July 23, 2002) - Due to two unusual charges, PPL Corporation (NYSE: PPL) today reported a loss per share of $0.18 for the second quarter of 2002. The charges, primarily non-cash in nature, relate to CEMAR, PPL's Brazilian distribution company ($94 million or $0.64 per share), and to expenses incurred with regard to the seven percent reduction in the company's workforce announced last month ($74 million or $0.29 per share).

     PPL reported second-quarter earnings from its core business operations of $0.75 per share, exceeding Thomson Financial's First Call consensus earnings estimate of $0.60 per share from core operations. PPL reported record second-quarter earnings of $0.80 per share from core operations a year ago.

     This performance keeps PPL on track to achieve its 2002 earnings forecast of between $3.30 and $3.50 per share from core operations. In addition, PPL reaffirmed its projection, announced earlier this year, for mid-single-digit growth in earnings per share from core operations for 2003.

     Second-quarter earnings per share from core operations were $0.05 lower than last year, primarily due to lower margins on energy sales in the western United States. The positive drivers for second-quarter core earnings were increased margins on energy transactions in the eastern United States and success in continuing to reduce operating costs.

     "The continued relatively strong performance of PPL's earnings from core operations has demonstrated the value of our hedging strategy," said William F. Hecht, PPL's chairman, president and chief executive officer. "There continue to be many unanswered questions regarding the structure of our industry, and this has reinforced our belief in the value of multi-year sales contracts to reduce unpredictability in earnings, to reduce risk and to improve returns."

     PPL's integrated corporate strategy encompasses generating and selling energy in key U.S. markets through an optimum balance of energy supply and customer load under multi-year contracts and operating high-quality energy delivery businesses in select regions. "Our solid performance in core operations in the second quarter and our reaffirmation of PPL's growth rate validate our strategy," Hecht said. "Our plans also call for maintaining a strong liquidity and credit-quality position to give us the flexibility to respond to changing business conditions, while serving as a platform to pursue disciplined growth opportunities," said Hecht.

     About 82 percent of PPL's earnings from core operations in 2002 are expected to come from electricity generation that is dedicated to supplying energy under long-term contracts, from its regulated energy delivery business in Pennsylvania and from short-term energy sales in the first half of 2002.

     By the end of this month, the company expects to place more than 1,000 megawatts of electricity generating capacity into commercial operation in new generating facilities in Illinois, Arizona and New York. Hecht said, "The new plants are uniquely positioned to serve the growing demands of the Chicago,

Phoenix and Long Island metropolitan areas, where power imports are restricted because of transmission congestion."

     PPL reported a loss of $0.20 per share for the first half of 2002, due primarily to several unusual charges. The company recorded a first-quarter charge of $1.02 per share related to changes in accounting rules for goodwill that affect its Latin American investments. Also affecting PPL's earnings for the first half of 2002 were the second-quarter charges associated with its Brazilian investment and its workforce reduction program.

     Earnings from PPL's core operations in the first half of 2002 were $1.77 per share compared to $2.31 per share for the first half of 2001. While reflecting the lower margins on energy sales in the western United States from a year ago, this year-to-date performance keeps PPL on track to achieve its forecast for core earnings per share for 2002. The positive drivers of PPL's core earnings for the first half of 2002 were: increased margins on energy transactions in the eastern United States, improved earnings contributions from energy-related businesses such as PPL's synthetic fuel operations, and success in continuing to reduce operating costs.

     For the 12 months ended June 30, 2002, PPL reported a loss of $1.29 per share due to impairment charges on PPL's Latin American and United Kingdom electricity delivery businesses, changes in accounting rules for goodwill that affect its Latin American investments, the decision to cancel several domestic power plant projects, staffing cuts associated with its workforce reduction program, and charges associated with the bankruptcy of Enron. These charges were partially offset by a credit to earnings relating to a change in pension accounting. PPL's 12-month earnings from core operations were $3.68 per share compared to $4.00 per share for the same period of 2001.

     In late January 2002, PPL announced that it had taken an impairment charge of $217 million, for December 2001, with respect to CEMAR and also said it would provide no additional funding for CEMAR. That impairment charge represented the net asset value of CEMAR at the end of 2001.

     In the first quarter of 2002, PPL recorded a $6 million pre-tax charge for an early-January investment made prior to its decision to invest no additional funds in CEMAR. In the second quarter of 2002, PPL recorded a charge for the balance of its exposure to CEMAR of about $94 million, an amount that was previously reported and that is primarily related to the cumulative translation adjustment (CTA). The CTA is the amount of currency devaluation of PPL's original investment in CEMAR since the date of purchase. That balance could not be written off previously because of applicable accounting rules.

     On Monday, July 22, PPL announced a proposal to sell CEMAR to Franklin Park Energy LLC of McLean, Va. To expedite the transaction, CEMAR has requested that the Brazilian regulator act by mid-August on the sale proposal. If the transaction is approved, Franklin Park would purchase CEMAR for a nominal price and would assume the responsibility to operate CEMAR.

     The proposed sale of CEMAR to Franklin Park does not affect PPL's earnings forecast. PPL has reiterated that any operating losses for CEMAR in 2002 would be offset accordingly upon exiting the investment in CEMAR.

     PPL Corporation, headquartered in Allentown, Pa., controls or owns more than 10,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity to nearly 6 million customers in Pennsylvania, the United Kingdom and Latin America.

     (Note: All references to earnings per share in the text of this news release are stated in terms of diluted earnings per share.)

                    PPL CORPORATION AND SUBSIDIARY COMPANIES
                 CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                           CONSOLIDATED BALANCE SHEET
                              (MILLIONS OF DOLLARS)

                                             JUNE 30, 2002      DEC. 31, 2001(a)
                                             -------------      ----------------
         ASSETS
Current assets                                   $ 1,777            $ 2,338
Investments                                        1,065                999
Property, plant and equipment -- net
  Transmission and distribution                    2,677              2,566
  Generation                                       2,521              2,464
  General and intangible                             311                310
  Construction work in progress                      315                181
  Nuclear fuel and other leased property             116                127
                                                 -------            -------
    Electric utility plant                         5,940              5,648
  Gas and oil utility plant                          199                196
  Other property                                     109                103
                                                 -------            -------
                                                   6,248              5,947
Recoverable transition costs                       2,069              2,172
Regulatory and other assets                        1,111              1,118
                                                 -------            -------
  Total assets                                   $12,270            $12,574
                                                 =======            =======

LIABILITIES AND EQUITY

Current liabilities                              $ 1,856            $ 1,838
Long-term debt (less current portion)              4,882              5,081
Deferred income taxes and ITC                      1,500              1,449
Liability for above market NUG purchases             390                493
Other noncurrent liabilities                         927                911
Minority interest                                     38                 38
Company-obligated mandatorily redeemable
  securities                                         725                825
Preferred stock                                       82                 82
Earnings reinvested                                  887              1,023
Other common equity                                1,819              1,670
Treasury stock                                      (836)              (836)
                                                 -------            -------
   Total liabilities and equity                  $12,270            $12,574
                                                 =======            =======

(a) Certain amounts have been reclassified to conform to the current year presentation.

                          CONSOLIDATED INCOME STATEMENT
                              (MILLIONS OF DOLLARS)

                                             3 MONTHS ENDED JUNE 30    6 MONTHS ENDED JUNE 30   12 MONTHS ENDED JUNE 30
                                             ----------------------    ----------------------   -----------------------
                                              2002         2001(a)      2002        2001(a)      2002         2001(a)
                                              ----         -------      ----        -------      ----         -------
OPERATING REVENUES
  Utility                                      $741         $695       $1,547       $1,522      $3,059        $2,856
  Unregulated retail electric and gas            42          104           91          243         204           521
  Wholesale energy marketing and trading        353          431          620          889       1,410         2,015
  Energy-related businesses                     165          181          318          323         651           558
                                             ------       ------       ------       ------      ------        ------
                                              1,301        1,411        2,576        2,977       5,324         5,950
                                             ------       ------       ------       ------      ------        ------
OPERATING EXPENSES
  Fuel and purchased power                      471          554          876        1,137       1,867         2,397
  Other operation and maintenance               268          286          521          524       1,021         1,051
  Amortization of recoverable transition
    costs                                        50           55          103          126         228           244
  Depreciation                                   64           67          126          133         247           256
  Energy-related businesses                     146          162          272          275         569           497
  Taxes, other than income                       47           39           98           80         173           162
  Other charges
    Write-down of international energy
      projects                                   94            0          100            0         436             0
    Cancellation of generation projects           0            0            0            0         150             0
    Workforce reduction                          74            0           74            0          74             0
                                             ------       ------       ------       ------      ------        ------
                                              1,214        1,163        2,170        2,275       4,765         4,607
                                             ------       ------       ------       ------      ------        ------
OPERATING INCOME                                 87          248          406          702         559         1,343
Other income - net                                7            6           12           12          12           (10)
Interest expense                                100           88          197          192         392           388
                                             ------       ------       ------       ------      ------        ------
INCOME (LOSS) BEFORE INCOME TAXES AND
  MINORITY INTEREST                              (6)         166          221          522         179           945
Income taxes                                      4           35           66          161         166           315
Minority interest                                 2            1            3            3          (2)            6
                                             ------       ------       ------       ------      ------        ------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS        (12)         130          152          358          15           624
Extraordinary item (net of tax)                   0            0            0            0           0            11
                                             ------       ------       ------       ------      ------        ------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
  A CHANGE IN ACCOUNTING PRINCIPLES             (12)         130          152          358          15           635
Cumulative effect of a change in accounting
  principles (net of tax)                         0            0         (150)           0        (140)            0
INCOME (LOSS) BEFORE DIVIDENDS ON PREFERRED
   SECURITIES                                   (12)         130            2          358        (125)          635
Dividends - preferred securities                 15           13           32           19          65            32
                                             ------       ------       ------       ------      ------        ------
NET INCOME (LOSS)                              ($27)        $117         ($30)        $339       ($190)         $603
                                             ======       ======       ======       ======      ======        ======

EARNINGS PER SHARE OF COMMON STOCK - BASIC
  Income from core operations                 $0.75        $0.80        $1.78        $2.33       $3.69         $4.02
  Unusual items                               (0.93)        0.00        (1.98)        0.00       (4.99)         0.13
                                             ------       ------       ------       ------      ------        ------
  Net Income (loss)                          ($0.18)       $0.80       ($0.20)       $2.33      ($1.30)        $4.15
                                             ======       ======       ======       ======      ======        ======

EARNINGS PER SHARE OF COMMON STOCK - DILUTED
   Income from core operations                $0.75        $0.80        $1.77        $2.31       $3.68         $4.00
   Unusual items                              (0.93)        0.00        (1.97)        0.00       (4.97)         0.13
                                             ------       ------       ------       ------      ------        ------
   Net Income (loss)                         ($0.18)       $0.80       ($0.20)       $2.31      ($1.29)        $4.13
                                             ======       ======       ======       ======      ======        ======
AVERAGE SHARES OUTSTANDING (THOUSANDS)
   Basic                                    147,149      145,901      146,927      145,608     146,642       145,187
   Diluted                                  147,508      146,700      147,275      146,471     147,025       145,977

(a) Certain amounts have been reclassified to conform to the current year presentation.

                                 KEY INDICATORS

FINANCIAL

                                          12 MONTHS ENDED     12 MONTHS ENDED
                                           JUNE 30, 2002       JUNE 30, 2001
                                           -------------       -------------
Dividends declared per share                    $1.25             $1.06
Book value per share(a)                        $12.71            $15.42
Market price per share(a)                      $33.08            $55.00
Dividend yield(a)                                3.8%              1.9%
Dividend payout ratio - diluted(b)                34%               27%
Price/earnings ratio - diluted(a)(b)             9.0              13.8
Return on average common equity(b)              23.02%            30.26%

(a)  End of period
(b)  Based on earnings from core operations


OPERATING - DOMESTIC ELECTRICITY SALES

                           3 MONTHS ENDED JUNE 30       6 MONTHS ENDED JUNE 30     12 MONTHS ENDED JUNE 30
                           ----------------------       ----------------------     -----------------------
PPL CORP.
(millions of kwh)                          PERCENT                     PERCENT                    PERCENT
                           2002    2001    CHANGE       2002    2001   CHANGE      2002    2001   CHANGE
                           ----    ----    ------       ----    ----   ------      ----    ----   ------
Retail
  Delivered (a)            8,269   8,082     2.3%      17,372  17,963   -3.3%     34,018  34,567   -1.6%
  Supplied                 8,687   8,928    -2.7%      18,315  19,481   -6.0%     36,229  38,192   -5.1%

Wholesale
  East                     5,288   4,259    24.2%       9,907   9,503    4.3%     19,528  23,305  -16.2%
  West
    Northwestern Energy/
      Montana Power(b)     1,200   1,048    14.5%       2,566   2,247   14.2%      5,036   4,757    5.9%
    Other                  1,811     743   143.7%       3,475   1,769   96.4%      5,547   3,760   47.5%

(a) Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corp.'s service territory.

(b) Northwestern Energy purchased Montana Power's electric delivery business in February 2002. PPL Montana's power agreement with Montana Power expired June 30, 2002. PPL EnergyPlus, on behalf of PPL Montana, began selling energy to Northwestern Energy on July 1, 2002.


Certain statements contained in this news release, including statements with respect to future earnings, energy marketing, prices and delivery, corporate strategy, subsidiary performance, business disposition, growth, project development, accounting impacts, liquidity, and generating capacity, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities;

environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary governmental approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.


                                       ###